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                                  FMC DEFERRED
                                 STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                     (As Amended Through December 31, 1994)


1. DEFINITIONS. The following terms when used herein shall have the meaning set opposite the term:

   (a) "Board of Directors" means the Board of Directors of FMC Corporation as it may be constituted from time to time.

   (b) "Common Stock" means (i) the common stock of the Company, par value $.10 per share, adjusted as provided in Section 17 or (ii) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

   (c) "Common Stock Account" means the account to which a Participant's Common Stock Units are credited from time to time.

   (d) "Common Stock Unit" means a right to receive one share of Common Stock.

   (e) "Company" means FMC Corporation.

   (f) "Deferred Compensation" means (i) $10,000 through the Plan Year beginning May 1, 1995, and $15,000 thereafter or (ii) such greater portion of the annual retainer payable to a Participant as the Participant from time to time may elect provided that any election by a Participant to increase or decrease the Deferred Compensation shall be effective as of the first day of May following the date which is six months after the date of receipt by the Company of the election.

   (g) "Deferral Period" means the time during which a person is a director of the Company.

   (h) "Fair Market Value" means the closing price for a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the last trading day immediately preceding the date on which the Fair Market Value is to be determined.

   (i) "Participant" or "Participants" means all members of the Board of Directors who are not employees of the Company or any subsidiary or affiliate of the Company.

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   (j) "Plan" means the FMC Deferred Stock Plan for Non-Employee Directors.

   (k) "Plan Year" means May 1 to April 30.

2. PURPOSE. The purpose of the Plan is to make directors' compensation directly related to and contingent on the investment performance of the Company.

3. PARTICIPATION. All directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company are Participants in the Plan. A person shall cease to be a Participant effective as of the first day after he or she ceases to be a director of the Company or otherwise becomes ineligible.

4. GRANTS. (a) Annual. On the first day of May of each year or, if such date is a weekend or holiday, the next business day, each Participant's Common Stock Account shall be credited with a number of Common Stock Units equal to the number obtained by dividing the Deferred Compensation for the Plan Year beginning on such first day of May by the Fair Market Value on such date.

(b) Interim. On the date, if any, on which the Company pays any dividend or makes any other distribution to its stockholders with respect to its Common Stock, each Participant's Common Stock Account shall be credited with a number of Common Stock Units equal to the number obtained by application of the following formula:

                       N = CSU X D
                           -------
                             FMV

Where D is the dollar value of the dividend or other distribution paid or made on each share of Common Stock, CSU is the total number of Common Stock Units credited to the Participant's Common Stock Account as of the date the dividend was paid or distribution made and FMV is the Fair Market Value on such date.

(c) Fractional interests. Whenever the application of subsections (a) or (b) results in a remainder, such remainder shall be deemed a fractional interest in a Common Stock Unit in the Common Stock Account to be combined with all previous and future such fractional interests.

5. SPECIAL LEDGER. The Company shall establish an appropriate record, hereinafter called the Special Ledger, and shall enter therein the name of each Participant and the number of Common Stock Units to be credited from time to time to the Participant's Common Stock Account.

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6. DISTRIBUTION.  When a Participant ceases to be a non-employee director, a stock certificate representing a number of shares of Common Stock equal to the number of Common Stock Units then credited to the Participant's Common Stock Account shall be delivered, free of all restrictions, to the Participant or the Participant's estate or beneficiary, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock and the number of shares of Common Stock deliverable hereunder shall be rounded down to the nearest whole number of Common Stock Units. Until termination of a Participant's directorship, the Participant shall have no right to receive any stock certificate.

7. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have authority to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make other determinations necessary or advisable in administration of the Plan, all of which determinations shall be final and binding upon all Participants.

8. LIMITATION ON NUMBER OF COMMON STOCK UNITS AND SHARES OF COMMON STOCK. Subject to adjustment pursuant to Section 17, no Participant may be granted, in the aggregate, more than 5,000 Common Stock Units in any Plan Year and not more than a total of 100,000 shares of Common Stock may be issued pursuant to this Plan. To the extent that the foregoing limitation results in any Participant not receiving Common Stock Units in any Plan Year to which he or she otherwise would be entitled, at the end of such Plan Year the Participant shall be paid the then cash equivalent of such lost Common Stock Units.

9. ASSIGNMENT. No Participant's interest in any Common Stock Account is assignable, either by voluntary or involuntary assignment or by operation of law or may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered until the Participant has ceased to be a non-employee director of the Company.

10. UNSEGREGATED FUNDS. The Company shall not segregate any funds or securities during the Deferral Period and service as a non-employee director of the Company shall constitute an acknowledgement and agreement by the Participant that any interests of such Participant shall remain a part of the Company's general funds and are subject to the claims of the Company's general creditors during the Deferral Period. Nothing herein contained shall be construed as creating any

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trust, express or implied, for the benefit of any participant.

11. PAYMENT OF CERTAIN COSTS OF THE PARTICIPANT. If a dispute arises regarding the interpretation or enforcement of this Plan and the Participant (or in the event of his death, his beneficiary) obtains a final judgment in his favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or his claim is settled by the Company prior to the rendering of such a judgment, all reasonable legal and other professional fees and expenses incurred by the Participant in contesting or disputing any such claim or in seeking to obtain or enforce any right or benefit provided for in this Plan or in otherwise pursuing his claim will be promptly paid by the Company with interest thereon at the highest Illinois statutory rate for interest on judgments against private parties from the date of payment thereof by the Participant to the date of reimbursement to him by the Company.

12. APPOINTMENT OF BENEFICIARY. Each Participant may appoint a beneficiary or beneficiaries to receive payments to be made of Common Stock, if any, after the Participant's death. In the absence of such appointment, all such securities shall be delivered to the Participant's personal representative. The appointment shall be made on a form to be supplied by the Company and may be revoked or superseded at any time.

13. RESERVATION OF RIGHTS. Nothing in this Plan shall be construed to (a) give any Participant any right to defer compensation received for services as a director of the Company other than as expressly authorized and permitted in this Plan or in any other plan or arrangement approved by the Board of Directors, (b) give a Participant any rights whatsoever with respect to shares of Common Stock,
(c) limit in any way the right of the Company's Board of Directors to remove a Participant as a director of the Company, or (d) be evidence of any agreement or understanding, express or implied, that the Company will pay Participant any particular rate of remuneration for services as a director.

14. AMENDMENT OR TERMINATION. The Company's Board of Directors may, at any time, terminate or amend this Plan provided that no such termination or amendment shall adversely affect the rights of Participants or beneficiaries of participants, including rights with respect to Common Stock Units or shares of Common Stock credited prior to such termination or amendment, without his consent and provided further that subsection 1(f) may not be amended more than once every six months.

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15.  REGULATORY COMPLIANCE AND LISTING.  The issuance or delivery of any shares of Common Stock deliverable hereunder may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery of such shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

16. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's stockholders, (b) the Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares, and (c) the shares of Common Stock granted under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company as determined from time to time by the Board.

17. ADJUSTMENT. Any change in the Common Stock, whether through merger, consolidation, recapitalization, stock split, stock dividend or other change in the Company's structure, shall be similarly reflected in the number of Common Stock Units in the Participant's Common Stock Account.

18. WITHHOLDING. The Company shall have the right to deduct or withhold from all payments of Deferred Compensation any taxes required by law to be withhold from an employee with respect to such payments.

19. CHANGE IN LAW. If, for any reason, the anticipated benefits of the deferral of any Deferred Compensation pursuant to this Plan or any provision hereof are frustrated by reason of any interpretation of or change in law, policy or regulation, the Board of Directors may, at its discretion, terminate the deferral arrangement or delete or suspend the operation of such provision.

20. GOVERNING LAW. This Plan shall be governed by the laws of the State of Delaware.

21.  EFFECTIVE DATE.  This Plan shall be effective as of April 24, 1987.

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